                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                            FORM 8-K

                      Current Report Pursuant
                  to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 1, 1998


                           SETECH, Inc.
      (Exact Name of Registrant as Specified in its Charter)

                             Delaware
          (State or Other Jurisdiction of Incorporation)

     1-10310                                      11-2809189
(Commission File Number)       (I.R.S. Employer Identification No.)


903 Industrial Drive, Murfreesboro, Tennessee             37129
(Address of Principal Executive Offices)               (Zip Code)

                          (615) 890-1700
                    (Issuer's Telephone Number)

905 Industrial Drive, Murfreesboro, Tennessee            37129
(Former Address of Principal Executive Offices)

Item 5.    Other Events

     Effective September 1, 1998, Michael S. Burnham, Jr., ("Burnham") will no longer serve as President or as a member of the Board of Directors of Lewis Supply Company ("Lewis"), a wholly owned subsidiary of SETECH, Inc. ("SETECH"), and at this time, SETECH has not named Burnham's succesor as President of Lewis or his replacement on Lewis' board.

     Commencing September 1, 1998, Burnham will render services to Lewis as an independent contractor in order to assist with the transition resulting from his departure. Burnham's independent contractor arrangement will expire January 1, 1999.

     By written agreement with SETECH (the "Agreement"), Burnham has agreed that he will not directly or indirectly engage in any activity related to the integrated industrial supply business until January 1, 1999, nor will he directly or indirectly solicit existing customers or employees of Lewis or SETECH until September 1, 1999. This Agreement is a modification of the noncompete provisions of Burnham's Employment Agreement with SETECH.


                              SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      SETECH, INC.



Date: September 1, 1998          By/S/ THOMAS N. EISENMAN
                                    Thomas N. Eisenman, President